UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

653 Collins Avenue, Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 385-1861

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Siebert Financial Corp. (the “Company”) held its Annual Meeting of Shareholders (the “2025 Annual Meeting”) on November 18, 2025. At the 2025 Annual Meeting, the Company’s shareholders voted on the four proposals described below. The final results of the voting on the proposals are noted below.

Proposal No. 1 - The election of the persons named below as directors to hold office until the Company’s annual meeting of shareholders to be held in 2026 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Name	For	Withheld	Broker-Non Votes
Gloria E. Gebbia	34,798,412	973,467	3,558,663
John J. Gebbia	34,927,040	844,839	3,558,663
Charles A. Zabatta	34,829,020	942,859	3,558,663
Francis V. Cuttita	34,767,408	1,004,471	3,558,663
Andrew H. Reich	34,764,733	1,007,146	3,558,663
Lewis W. Solimene, Jr	35,568,348	203,531	3,558,663
Hocheol Shin	35,467,776	304,103	3,558,663

Proposal No. 2 - The approval of an amendment and restatement of the Siebert Financial Corp. 2021 Equity Incentive Plan to increase the number of shares of the Company’s common stock available and reserved for issuance thereunder to 5,000,000.

For	Against	Abstain	Broker-Non Votes
35,573,029	186,502	12,348	3,558,663

Proposal No. 3 - The advisory (non-binding) vote to approve named executive compensation.

For	Against	Abstain	Broker-Non Votes
35,207,276	534,905	20,698	3,558,663

Proposal No. 4 - The ratification of the appointment of Crowe LLP (“Crowe) as the Company’s independent registered public accounting firm for fiscal 2025.

For	Against	Abstain	Broker-Non Votes
39,300,103	20,955	9,484	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2025	SIEBERT FINANCIAL CORP.

	By	/s/ Andrew H. Reich
Andrew H. Reich Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary (Principal financial and accounting officer)

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